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                                                                EXHIBIT 10.44(C)

                              AMENDMENT NO. 2 TO
                         MASTER LEASE AGREEMENT NO. 2

      THIS AMENDMENT NO. 2 TO MASTER LEASE AGREEMENT NO. 2 (this "Amendment") is made as of the 18th day of March, 1997, between GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS (hereinafter called, together with its successors and assigns, if any, "Lessor"), and BOSTON CHICKEN, INC. (hereinafter called "Lessee").

      Lessor and Lessee have heretofore executed that certain Master Lease Agreement No. 2 dated as of December 9, 1996, as amended (the "Agreement"), and desire further to amend the Agreement as hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   The Agreement is hereby amended as follows:

           a. Solely in connection with the replacement of all of the Equipment located at one or more Lease Asset Locations operated by BC New York, L.L.C. ("BCNY") following the acquisition of a majority equity interest by Lessee in BCNY (the "Transaction"), Section V(f) is amended to permit the replacement of such Equipment (the "BCNY Equipment") with Equipment and Fee Property, provided that the Fee Property otherwise satisfies the requirements specified in the Agreement with respect to Fee Property and the requirements of Section V(f) of the Agreement and the replacement is completed as promptly as is reasonably practicable. In addition, the notice requirement specified in the first sentence of Section V(f) (B) is waived solely in connection with such replacement of the BCNY Equipment pursuant to the Transaction. Notwithstanding the termination of the Agreement with respect to the BCNY Equipment, and the delayed subsequent replacement thereof, Lessee's obligations with respect to Rent remain unchanged.

          b.   The following new Paragraph (8) is added to Section XVII(b):

                "(8) Lessee shall deliver to Lessor, as Agent, cash collateral in the amount of $14,050,047.44, and Lessee hereby grants to Lessor, as Agent, a first priority security interest in such cash collateral, together with the proceeds thereof. The cash collateral shall be held by Lessor, as Agent, and need not be segregated in any manner from any other monies of
          Lessor and may be deposited by Lessor in any general account maintained by it. Provided that no Default shall have occurred and be continuing hereunder, at such time as Lessee completes the replacement of Lease Assets in accordance with Section V(f) hereof with respect to the Lease Assets presently subleased by BC New York L.L.C., to the
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          satisfaction of Lessor, and delivers to Lessor a
          certificate of the Vice President - Finance of Lessee (which certificate shall expressly permit reliance thereon by the Participants) to the effect that the replacement of Lease Assets has been completed in accordance with all applicable requirements of Section V(f) hereof (as amended), such cash collateral (together with interest thereon for the period held by Lessor, such interest to be calculated at a rate per annum equal to the thirty (30) day GE Capital commercial paper rate) shall be released to Lessee."

      2. Except as expressly set forth herein, the terms and conditions of the Agreement remain unmodified and in full force and effect.

      3. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     4. This Amendment may be executed in counterparts, each of which taken together shall constitute one and the same agreement.

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      IN WITNESS WHEREOF, Lessee and Lessor have caused this Amendment No. 2 to
Master Lease Agreement No. 2 to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                      LESSEE:

GENERAL ELECTRIC CAPITAL                     BOSTON CHICKEN, INC.
CORPORATION, FOR ITSELF AND AS
AGENT FOR CERTAIN PARTICIPANTS

By:  /s/ David Avigdor                       By:  /s/ Bernadette Dennehy
   --------------------------                   ---------------------------
Name:  David Avigdor                         Name:  Bernadette Dennehy
Title: Transactions and Syndication          Title: Vice President
       Senior Manager

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